UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2009, our board of directors appointed Paul V. Maier as our interim chief financial officer effective November 10, 2009. Mr. Maier will serve as a consultant to us until November 10, 2009. Mr. Maier who is 61 years old has been an independent financial consultant since February 2007. Mr. Maier served as senior vice president and chief financial officer of Ligand Pharmaceuticals Incorporated, a commercial, integrated biopharmaceutical company, from 1992 until January 2007. Mr. Maier currently serves as a director of Hana Biosciences, Inc., Pure Bioscience, and International Stem Cell Corporation. Mr. Maier received his M.B.A. from Harvard University.

As our interim chief financial officer, Mr. Maier will receive a base salary of $315,000 per year and will be eligible for an annual cash bonus of up to 30% of his base salary. While Mr. Maier provides consulting services to us, he will be paid at the rate of $26,250 per month. Mr. Maier has been granted restricted stock units covering 25,000 shares of our common stock which will vest in four equal quarterly installments. Mr. Maier will also receive other benefits generally provided to our executive employees.

Justin J. File will continue as our principal financial and accounting officer until the effective date of Mr. Maier’s appointment as interim chief financial officer. Mr. File will remain as our controller.

On October 21, 2009, Harry F. Hixson, Jr., Ph.D., our interim chief executive officer, was granted pursuant to our 2006 Equity Incentive Plan two stock options, each with an exercise price per share equal to $3.39, which was the fair market value of our common stock on the date of grant. The first is an option to purchase 187,500 shares, vesting in 12 equal monthly installments beginning September 28, 2009 so long as Dr. Hixson provides service to us. The second is an option to purchase 187,500 shares, vesting in 12 equal monthly installments beginning September 28, 2010 so long as Dr. Hixson is serving as our chief executive officer. Dr. Hixson was also promised an additional stock option to be granted on or after September 28, 2010. This additional stock option will have an exercise price equal to the fair market value of our common stock on the date of grant and will be for a number of shares equal to the difference between 187,500 and the number determined by multiplying the fully diluted shares outstanding on the date of grant by the percentage that 187,500 shares represented of the fully diluted shares outstanding on October 21, 2009.

On October 21, 2009, Ronald M. Lindsay, Ph.D., our interim senior vice president of research and development, was granted an option to purchase 150,000 shares pursuant to our 2006 Equity Incentive Plan, with an exercise price per share equal to $3.39. The option vests in 12 equal monthly installments beginning September 28, 2009 so long as Dr. Lindsay provides service to us. Dr. Lindsay was also promised an additional stock option to be granted on or after September 28, 2010. This additional stock option will have an exercise price equal to the fair market value of our common stock on the date of grant and will be for a number of shares equal to the difference between 150,000 and the number determined by multiplying the fully diluted shares outstanding on the date of grant by the percentage that 150,000 shares represented of the fully diluted shares outstanding on October 21, 2009.

2.

Drs. Hixson and Lindsay have also been promised restricted stock units covering 225,000 and 90,000 shares, respectively, which will vest upon the achievement of specific performance-based milestones in accordance with a program for all of our employees, to be finalized by the compensation committee of our board of directors.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ CLARKE W. NEUMANN
Date: October 26, 2009		Clarke W. Neumann
Vice President and General Counsel

4.